                                                                  Exhibit (k)(5)

                      Colonial Management Associates, Inc.


                                                               December   , 1999


Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York 10010

Ladies and Gentlemen:

                  Reference is made to the Colonial Broker-Dealer Agreement-Basic Terms for Acting as a Broker-Dealer dated December 14, 1999, receipt of which is hereby acknowledged by you (the "Basic Terms"). For purposes of this letter ("Acceptance Letter"), (a) "Trust" shall mean any closed-end investment company registered under the Investment Company Act of 1940, as amended, for which Colonial Management Associates, Inc. acts as investment adviser and which is listed on Exhibit A; and (b) the Basic Terms are incorporated herein by reference, you shall be considered BD for all purposes thereof, Bankers Trust Company shall be considered the Auction Agent for all purposes thereof, and each Trust listed on Exhibit A hereto shall be considered a Trust for all purposes thereof.

                  We hereby request that you act as a Broker-Dealer for the Municipal Auction Rate Cumulative Preferred Shares ("Municipal Preferred") of each series of each Trust that executes a letter, substantially in the form attached hereto as Exhibit B, appointing you as a Broker-Dealer ("Request Letter"). You hereby (a) accept such appointment as a Broker-Dealer for each series of Municipal Preferred of each Trust identified in a Request Letter and
(b) agree to act as BD in accordance with the Basic Terms; provided, however, that:

                  (1) for purposes of the Basic Terms, your address, telecopy number and telephone number for communications pursuant to the Basic Terms shall be as follows:

                           Salomon Smith Barney Inc.
                           338 Greenwich Street
                           New York, New York 10010

                           Telecopier No.:
                           Telephone No.:

and the address, telecopy number and telephone number of the Auction Agent for communications pursuant to the Basic Terms shall be as follows:

                           Bankers Trust Company
                           Corporate Trust and Agency Group
                           Four Albany Street
                           New York, New York 10006

                           Attention: Auction Rate/Remarketed Securities Telecopier No.: (212) 250-6215
                           Telephone No.: (212) 250-6850

                  You hereby acknowledge that, notwithstanding any provision of the Basic Terms to the contrary, the Trust may (a) upon five business days' notice to the Auction Agent and you, amend, alter or repeal any of the provisions contained in the Basic Terms, it being understood and agreed that you shall be deemed to have accepted any such amendment, alteration or repeal if, after the expiration of such five business day period, you submit an Order to the Auction Agent in respect of the shares of Municipal Preferred of the Trust or Trusts to which such amendment, alteration or repeal relates, and (b) subject to Section 4.1 of the Basic Terms, upon two business days' notice to the Auction Agent and you, exclude you from participating as a Broker-Dealer in any particular Auction for any particular series of Municipal Preferred.

                  This Acceptance Letter shall be deemed to form part of the Basic Terms.

                  Capitalized terms not defined in this Acceptance Letter shall have the meanings ascribed to them in the Basic Terms, as the case may be.

                  If the foregoing terms are acceptable to you, please so indicate in the space provided below. This Acceptance Letter may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

                                            COLONIAL MANAGEMENT ASSOCIATES, INC.


                                            By:  __________________________
                                                  Name:
                                                  Title:



Accepted by and Agreed to as of the date first written above:


SALOMON SMITH BARNEY INC.

By:  _______________________
      Name:
      Title:

                         EXHIBIT A TO ACCEPTANCE LETTER


Colonial California Insured Municipal Fund
Colonial Insured Municipal Fund
Colonial New York Insured Municipal Fund

                         EXHIBIT B TO ACCEPTANCE LETTER

                            [Form of Request Letter]

                              [Name(s) of Trust(s)]


                                ________ __, 1999


Ladies and Gentlemen:

                  Reference is made to (a) the Colonial Broker-Dealer Agreement -- Basic Terms for Acting as a Broker-Dealer dated ___ __, 1999, receipt of which is hereby acknowledged by you (the "Broker-Dealer Basic Terms") and (b) the Colonial Auction Agency Agreement -- Basic Terms for Acting as Auction Agent dated ______, 1999, receipt of which is hereby acknowledged by you (the "Auction Agency Basic Terms"). For purposes of this letter ("Request Letter"), (a) "Trust" shall mean each undersigned closed-end investment company registered under the Investment Company Act of 1940, as amended, for which Colonial Management Associates, Inc. acts as investment adviser; (b) the Broker-Dealer Basic Terms are incorporated herein by reference, each Broker-Dealer listed on Exhibit A hereto shall be considered BD for all purposes thereof, [insert Auction Agent] shall be considered the Auction Agent for all purposes thereof, and each Trust shall be considered a Trust for all purposes thereof; and (c) the Auction Agency Basic Terms are incorporated herein by reference, [insert Auction Agent] shall be considered the Auction Agent for all purposes thereof, and each Trust shall be considered a Trust for all purposes thereof.

                  Each Trust hereby appoints the Broker-Dealers listed on Exhibit A hereto as Broker-Dealers for each series of Municipal Auction Rate Cumulative Preferred Shares "Municipal Preferred") of such Trust. Each such Broker-Dealer will act as BD in respect of each such series in accordance with the Broker-Dealer Basic Terms; provided, however, that for purposes of the Broker-Dealer Basic Terms, [insert Auction Agent]'s address, telecopy number and telephone number for communications pursuant to the Broker-Dealer Basic Terms shall be as follows:


                      ------------------------------------

                      ------------------------------------

                      ------------------------------------

                      ------------------------------------

                  Bankers Trust Company agrees to act as Auction Agent with respect to shares of each series of Municipal Preferred of each Trust in accordance with the Auction Agency Basic Terms.

                  This Request Letter shall be deemed to form part of the Auction Agency Basic Terms.

                  Capitalized terms not defined in this Request Letter shall have the meanings ascribed to them in the Broker-Dealer Basic Terms or Auction Agency Basic Terms, as the case may be.

                  If the foregoing terms are acceptable to you, please so indicate in the space provided below. This Request Letter may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.


                                        [NAME(S) OF TRUST(S)]



                                         By:
                                            -----------------------------------
                                             Name:
                                             Title:


Accepted and Agreed to as of
the date first written above:

COLONIAL MANAGEMENT                 [NAME OF AUCTION AGENT]
ASSOCIATES, INC.


 By:                                  By:
    ----------------------------          -----------------------------------
     Name:                                Name:
     Title:                               Title:



cc:  Broker-Dealers listed on Exhibit A

                           EXHIBIT A TO REQUEST LETTER

                            [LIST OF BROKER-DEALERS]

                                    COLONIAL
                             Broker-Dealer Agreement
                    Basic Terms for Acting as a Broker-Dealer


                                  July 20, 1999



                  These basic terms ("Basic Terms") set forth the general terms and conditions pursuant to which a broker-dealer identified in an Acceptance Letter (together with its successors and assigns, a "BD") will act as a broker-dealer for Municipal Auction Rate Cumulative Preferred ("Municipal Preferred") shares issued by investment companies, now or hereafter organized, registered under the Investment Company Act of 1940, as amended, as further identified by the Request Letters (the "Trusts"), for which Colonial Management Associates, Inc. ("Adviser") is the investment adviser.


                  Each Trust has issued or may issue shares of Municipal Preferred, pursuant to its Declaration of Trust and By-Laws. A bank or trust company specified in the Request Letter will act as the auction agent (the "Auction Agent") of such Trust pursuant to authority granted it in the Auction Agency Agreement.

                  The By-Laws of each Trust shall provide that, for each Subsequent Rate Period of any series of Municipal Preferred of such Trust then outstanding, the Applicable Rate for such series for such Subsequent Rate Period shall, except under certain conditions, be the rate per annum that the Auction Agent of such Trust advises results from implementation of the Auction Procedures for such series. The Board of Trustees of each Trust shall adopt a resolution appointing the Auction Agent as auction agent for purposes of the Auction Procedures for each series of Municipal Preferred of such Trust.

                  The Auction Procedures of each Trust will require the participation of one or more Broker-Dealers for each series of Municipal Preferred of such Trust. BD will act as a Broker-Dealer for each series of Municipal Preferred of each Trust identified in a Request Letter.


         1.       Definitions and Rules of Construction.

                  1.1.  Terms Defined by Reference to By-Laws.

                  Capitalized terms not defined herein shall have the respective meanings specified in the By-Laws of the relevant Trust.

                  1.2.  Terms Defined Herein.

                  As used herein and in the Settlement Procedures, the following terms shall have the following meanings, unless the context otherwise requires:

                  (a) "Acceptance Letter" shall mean the letter from Adviser to BD pursuant to which the Adviser appoints BD as a Broker Dealer for each series of Municipal Preferred issued by any Trust that has executed a Request Letter.

                  (b) "Agreement", with respect to any Trust, shall mean the Basic Terms, together with the Acceptance Letter and the Request Letter relating to one or more series of Municipal Preferred of such Trust and any other substantially similar agreement among such Trust, the Adviser, any Auction Agent for such Trust and/or BD.

                  (c) "Auction" shall have the meaning specified in Section 2.1 hereof.

                  (d) "Auction Agency Agreement", with respect to any Trust, shall mean the Auction Agency Agreement between such Trust and the Auction Agent relating to one or more series of Municipal Preferred of such Trust.

                  (e) "Auction Procedures", with respect to any Trust, shall mean the auction procedures constituting Part II of Section 12.1 of the By-Laws of such Trust as of the date of issuance of the Municipal Preferred shares of such Trust.

                  (f) "Authorized Officer" of an Auction Agent shall mean each Senior Vice President, Vice President, Assistant Vice President, Assistant Treasurer and Assistant Secretary of such Auction Agent assigned to its Corporate Trust and Agency Group and every other officer or employee of such Auction Agent designated as an "Authorized Officer" for purposes of the Agreement in a communication to BD.

                  (g) "BD Officer" shall mean each officer or employee of BD designated as a "BD Officer" for purposes of the Agreement in a communication to any Auction Agent.

                  (h) "By-Laws", with respect to any Trust, shall mean the By-Laws, as amended and restated, of such Trust, a copy of which will be attached to the Request Letter of such Trust.

                  (i) "Municipal Preferred" shall mean the preferred shares, no par value, of any Trust designated as its "Municipal Auction Rate Cumulative Preferred Shares" and bearing such further designation as to series as the Board of Trustees of such Trust or any committee thereof shall specify, as set forth in a Request Letter.

                  (j) "Request Letter", with respect to any Trust, shall mean the letter from such Trust to the Adviser and the Auction Agent for such Trust pursuant to which such Trust appoints BD as a Broker-Dealer for each series of Municipal Preferred of such Trust.

                  (k) "Settlement Procedures" shall mean the Settlement Procedures attached hereto as Exhibit A.

                  1.3. Rules of Construction.

                  Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of each
Agreement:

                  (a) Words importing the singular number shall include the plural number and vice versa.

                  (b) The captions and headings herein are solely for convenience of reference and shall not constitute a part of such Agreement nor shall they affect its meaning, construction or effect.

                  (c) The words "hereof", "herein", "hereto", and other words of similar import refer to such Agreement as a whole.

                  (d) All references herein to a particular time of day shall be to New York City time.

         2.       The Auction.

                  2.1. Purpose; Incorporation by Reference of Auction Procedures and Settlement Procedures.

                  (a) The provisions of the Auction Procedures of any Trust will be followed by the Auction Agent of such Trust for the purpose of determining the Applicable Rate for any Subsequent Rate Period of any series of Municipal Preferred of such Trust for which the Applicable Rate is to be determined by an Auction. Each periodic operation of such procedures is hereinafter referred to as an "Auction."

                  (b) All of the provisions contained in the Auction Procedures and the Settlement Procedures are incorporated herein by reference in their entirety and shall be deemed to be a part hereof to the same extent as if such provisions were fully set forth herein.

                  (c) BD agrees to act as, and assumes the obligations of, and limitations and restrictions placed upon, a Broker-Dealer under each Agreement for each series of Municipal Preferred. BD understands that other Persons meeting the requirements specified in the definition of "Broker-Dealer" contained in the Auction Procedures may execute Agreements and participate as Broker-Dealers in Auctions.

                  2.2. Preparation for Each Auction.

                  (a) Not later than 9:30 A.M. on each Auction Date for any series of Municipal Preferred, the Auction Agent for such series shall advise the Broker-Dealers for such series by telephone of the Maximum Rate therefor and the Reference Rate(s) and Treasury Note Rate(s), as the case may be, used in determining such Maximum Rate.

                  (b) In the event that any Auction Date for any series of Municipal Preferred shall be changed after the Auction Agent for such series has given the notice referred to in clause (vi) of paragraph (a) of the Settlement Procedures, or after the notice referred to in Section 2.5(a) hereof, if applicable, such Auction Agent, by such means as such Auction Agent deems practicable, shall give notice of such change to BD, if it is a Broker-Dealer for such series, not later than the earlier of 9:15 A.M. on the new Auction Date or 9:15 A.M. on the old Auction Date.

                  (c) For purposes of maintaining its list of Existing Holders, the Auction Agent for any series of Municipal Preferred from time to time may request any Broker-Dealer to provide such Auction Agent with a list of Persons who such Broker-Dealer believes should be Existing Holders based upon inquiries of those Persons such Broker-Dealer believes are Beneficial Owners as a result of the most recent Auction and with respect to each such Person, the number of shares of such series of Municipal Preferred such Broker-Dealer believes are owned by such Person. BD shall comply with any such request relating to a series of Municipal Preferred in respect of which BD was named a Broker-Dealer, and the Auction Agent shall keep confidential any such information so provided by BD and shall not disclose any information so provided by BD to any Person other than the Trust and BD.

                  (d) BD agrees to maintain a list of customers relating to a series of Municipal Preferred and to use its best efforts, subject to existing laws and regulations, to contact the customers on such list whom BD believes may be interested in participating in the Auction on each Auction Date, as a Potential Holder or a Potential Beneficial Owner, for the purposes set forth in the Auction Procedures. Nothing herein shall require BD to submit an Order for any customer in any Auction.

                  (e) The Auction Agent's registry of Existing Holders of shares of a series of Municipal Preferred shall be conclusive and binding on BD. BD may inquire of the Auction Agent between 3:00 P.M. on the Business Day preceding an Auction for shares of a series of Municipal Preferred and 9:30 A.M. on the Auction Date for such Auction to ascertain the number of shares of such series in respect of which the Auction Agent has determined BD to be an Existing Holder. If BD believes it is the Existing Holder of fewer shares of such series than specified by the Auction Agent in response to BD's inquiry, BD may so inform the Auction Agent of that belief. BD shall not, in its capacity as Existing Holder of shares of such series, submit Orders in such Auction in respect of shares of such series covering in the aggregate more than the number of shares of such series specified by the Auction Agent in response to BD's inquiry.

                  2.3. Auction Schedule; Method of Submission of Orders.

                  (a) Each Trust and the Auction Agent for such Trust shall conduct Auctions for Municipal Preferred in accordance with the schedule set forth below. Such schedule with respect to any series of Municipal Preferred of any Trust may be changed by the Auction Agent for such series with the consent of such Trust, which consent shall not be unreasonably withheld. Such Auction Agent shall give written notice of any such change to each Broker-Dealer of such series. Such notice shall be given prior to the close of business on the Business Day next preceding the first Auction Date on which such change shall be effective.

         Time                                                 Event

By 9:30 A.M.                                Auction Agent for such series
                                            advises such Trust and the
                                            Broker-Dealers for such series of
                                            the applicable Maximum Rate and the
                                            Reference Rate(s) and Treasury Note
                                            Rate(s), as the case may be, used in
                                            determining such Maximum Rate as set
                                            forth in Section 2.2(a) hereof.

9:30 A.M. - 1:30 P.M.                       Auction Agent assembles information
                                            communicated to it by Broker-Dealers
                                            as provided in Section 2(a) of the
                                            Auction Procedures of such Trust.
                                            Submission Deadline is 1:30 P.M.

Not earlier than 1:30 P.M.                  Auction Agent makes determinations
                                            pursuant to Section 3(a) of the
                                            Auction Procedures of such Trust.

By approximately 3:00 P.M.                  Auction Agent advises Trust of
                                            results of Auction as provided in
                                            Section 3(b) of the Auction
                                            Procedures of such Trust.

                                            Submitted Bids and Submitted Sell
                                            Orders are accepted and rejected and
                                            shares of such series of Municipal
                                            Preferred allocated as provided in
                                            Section 4 of the Auction Procedures
                                            of such Trust.

                                            Auction Agent gives notice of
                                            Auction results as set forth in
                                            Section 2.4(a) hereof.

                  (b) BD shall submit Orders to the appropriate Auction Agent in writing substantially in the form attached hereto as Exhibit B. BD shall submit a separate Order to such Auction Agent for each Potential Holder or Existing Holder with respect to whom BD is submitting an Order and shall not otherwise net or aggregate such Orders prior to their submission to such Auction Agent.

                  (c) BD shall deliver to the appropriate Auction Agent (i) a written notice in substantially the form attached hereto as Exhibit C of transfers of shares of Municipal Preferred to BD from another Person other than pursuant to an Auction and (ii) a written notice substantially in the form attached hereto as Exhibit D, of the failure of any shares of Municipal Preferred to be transferred to or by any Person that purchased or sold shares of Municipal Preferred through BD pursuant to an Auction. Such Auction Agent is not required to accept any such notice described in clause (i) for an Auction unless it is received by the Auction Agent by 3:00 P.M. on the Business Day preceding such Auction.

                  (d) BD and other Broker-Dealers may submit Orders in Auctions for their own accounts (including Orders for their own accounts where the Order is placed beneficially for a customer) unless the relevant Trust shall have notified BD and all other Broker-Dealers that they may no longer do so, in which case Broker-Dealers may continue to submit Hold Orders and Sell Orders for their own accounts.

                  (e) BD agrees to handle its customers' orders in accordance with its duties under applicable securities laws and rules.

                  (f) To the extent that pursuant to Section 4 of the Auction Procedures of any Trust, BD continues to hold, sells, or purchases a number of shares that is fewer than the number of shares in an Order submitted by BD to the Auction Agent in which BD designated itself as an Existing Holder or Potential Holder in respect of customer Orders, BD shall make appropriate pro rata allocations among its customers for which it submitted Orders of similar tenor. If as a result of such allocations, any Beneficial Owner would be entitled or required to sell, or any Potential Beneficial Owner would be entitled or required to purchase, a fraction of a share of Municipal Preferred on any Auction Date, BD shall, in such manner as it shall determine in its sole discretion, round up or down the number of shares of Municipal Preferred to be purchased or sold on such Auction Date by any Beneficial Owner or Potential Beneficial Owner on whose behalf BD submitted an Order so that the number of shares so purchased or sold by each such Beneficial Owner or Potential Beneficial Owner on such Auction Date shall be whole shares of Municipal Preferred.

                  2.4. Notices.

                  (a) On each Auction Date for any series of Municipal Preferred, the Auction Agent for such series shall notify BD, if BD is a Broker-Dealer of such series, by telephone of the results of the Auction as set forth in paragraph (a) of the Settlement Procedures. By approximately 11:30 A.M. on the Business Day next succeeding such Auction Date, the relevant Auction Agent shall confirm to BD in writing the disposition of all Orders submitted by BD in such Auction.

                  (b) BD shall notify each Existing Holder, Potential Holder, Beneficial Owner or Potential Beneficial Owner of shares of Municipal Preferred with respect to whom BD has submitted an Order as set forth in paragraph (b) of the Settlement Procedures and take such other action as is required of BD pursuant to the Settlement Procedures.

                  2.5. Designation of Special Rate Period.

                  (a) If any Trust delivers to its Auction Agent a notice of the Auction Date for any series of Municipal Preferred of such Trust for a Rate Period thereof that next succeeds a Rate Period that is not a Minimum Rate Period in the form of Exhibit C to the Auction Agency Agreement, and BD is a Broker-Dealer of such series, the Auction Agent shall deliver such notice to BD as promptly as practicable after its receipt of such notice from such Trust.

                  (b) If the Board of Trustees of any Trust proposes to designate any succeeding Subsequent Rate Period of any series of Municipal Preferred of such Trust as a Special Rate Period and such Trust delivers to its Auction Agent a notice of such proposed Special Rate Period in the form of Exhibit D to the Auction Agency Agreement, and BD is a Broker-Dealer for such series, such Auction Agent shall deliver such notice to BD as promptly as practicable after its receipt of such notice from the Trust.

                  (c) If the Board of Trustees of any Trust determines to designate such succeeding Subsequent Rate Period as a Special Rate Period, and such Trust delivers to its Auction Agent a notice of such Special Rate Period in the form of Exhibit E to the Auction Agency Agreement not later than 11:00 A.M. on the second Business Day next preceding the first day of such Rate Period (or by such later time or date, or both, as may be agreed to by such Auction Agent), and BD is a Broker-Dealer for such series, such Auction Agent shall deliver such notice to BD not later than 3:00 P.M. on such second Business Day (or, if such Auction Agent has agreed to a later time or date, as promptly as practicable thereafter).

                  (d) If any Trust shall deliver to its Auction Agent a notice not later than 11:00 A.M. on the second Business Day next preceding the first day of any Rate Period (or by such later time or date, or both, as may be agreed to by such Auction Agent) stating that such Trust has determined not to exercise its option to designate such succeeding Subsequent Rate Period as a Special Rate Period, in the form of Exhibit F to the Auction Agency Agreement, or shall fail to timely deliver either such notice or a notice in the form of Exhibit E to the Auction Agency Agreement, and BD is a Broker-Dealer for such series, such Auction Agent shall deliver a notice in the form of Exhibit F to the Auction Agency Agreement to BD not later than 3:00 P.M. on such second Business Day (or, if such Auction Agent has agreed to a later time or date, as promptly as practicable thereafter).

                  2.6.  Allocation of Taxable Income.

                  If any Trust delivers to its Auction Agent a notice in the form of Exhibit I to the Auction Agency Agreement designating all or a portion of any dividend on shares of any series of Municipal Preferred of such Trust to consist of net capital gains or other income taxable for Federal income tax purposes, and BD is a Broker-Dealer for such series, such Auction Agent shall deliver such notice to BD on the Business Day following its receipt of such notice from such Trust. On or prior to the Auction Date referred to in such notice, BD will contact each of its customers that is a Beneficial Owner of shares of such series of Municipal Preferred or a

Potential Beneficial Owner of shares of such series of Municipal Preferred interested in submitting an Order in the Auction to be held on such Auction Date, and BD will notify such Beneficial Owners and Potential Beneficial Owners of the contents of such notice. BD will be deemed to have notified such Beneficial Owners and Potential Beneficial Owners if, for each of them, (i) BD makes a reasonable effort to contact such Beneficial Owner or Potential Beneficial Owner by telephone, and (ii) upon failing to contact such Beneficial Owner or Potential Beneficial Owner by telephone BD mails written notification to such Beneficial Owner or Potential Beneficial Owner at the mailing address indicated in the account records of BD.

                  The Auction Agent for any series of Municipal Preferred shall be required to notify BD if it is a Broker-Dealer for such series within two Business Days after each Auction of such series that involves an allocation of income taxable for Federal income tax purposes as to the dollar amount per share of such taxable income and income exempt from Federal income taxation included in the related dividend.

                  2.7.  Failure to Deposit.

                  (a)  If:

                  (i) any Failure to Deposit shall have occurred with respect to shares of any series of Municipal Preferred of any Trust during any Rate Period thereof (other than any Special Rate Period of more than 364 Rate Period Days or any Rate Period succeeding any Special Rate Period of more than 364 Rate Period Days during which a Failure to Deposit occurred that has not been cured), but, prior to 12:00 Noon, New York City time, on the third Business Day next succeeding the date on which such Failure to Deposit occurred, such Failure to Deposit shall have been cured in accordance with Section 2.7 of the Auction Agency Agreement and such Trust shall have paid to the Auction Agent for such series the applicable Late Charge as described in Section 2.7 of the Auction Agency Agreement, then, if BD is a Broker-Dealer for such series, such Auction Agent shall deliver a notice in the form of Exhibit G to the Auction Agency Agreement by first-class mail, postage prepaid, to BD not later than one Business Day after its receipt of the payment from such Trust curing such Failure to Deposit and such Late Charge.

                  (b)  If:

                  (i) any Failure to Deposit shall have occurred with respect to shares of any series of Municipal Preferred of any Trust during any Rate Period thereof (other than any Special Rate Period of more than 364 Rate Period Days or any Rate Period succeeding any Special Rate Period of more than 364 Rate Period Days during which a Failure to Deposit occurred but has not been cured), and, prior to 12:00 Noon, New York City time, on the third Business Day next succeeding the date on which such Failure to Deposit occurred, such Failure to Deposit shall not have been cured as described in Section 2.7 of the Auction Agency Agreement or such Trust shall not have paid to the Auction Agent for such series the applicable Late Charge described in Section 2.7 of the Auction Agency Agreement; or


                  (ii) any Failure to Deposit shall have occurred with respect to shares of any series of Municipal Preferred of any Trust during a Special Rate Period thereof of more than 364 Rate Period Days, or during any Rate Period thereof succeeding any Special Rate Period of more than 364 Rate Period Days during which a Failure to Deposit occurred that has not been cured, and, prior to 12:00 noon, New York City time, on the fourth Business Day preceding the Auction Date for the Rate Period subsequent to such Rate Period, such Failure to Deposit shall not have been cured as described in Section 2.7 of the Auction Agency Agreement or such Trust shall not have paid to the Auction Agent for such series the applicable Late Charge described in Section 2.7 of the Auction Agency Agreement;

then such Auction Agent shall deliver a notice in the form of Exhibit H to the Auction Agency Agreement to the Broker-Dealers for such series not later than one Business Day after the receipt of the payment from such Trust curing such Failure to Deposit and such Late Charge.

                  2.8. Service Charge to be Paid to BD.

                  On the Business Day next succeeding each Auction Date for any series of Municipal Preferred specified in, or on Exhibit A to, the Request Letter of any Trust, the Auction Agent for such series shall pay to BD from moneys received from such Trust an amount equal to the product of (a) (i) in the case of any Auction Date immediately preceding a Rate Period of such series consisting of 364 Rate Period Days or fewer, 1/4 of 1%, or (ii) in the case of any Auction Date immediately preceding a Rate Period of such series consisting of more than 364 Rate Period Days, such percentage as may be agreed upon by such Trust and BD with respect to such Rate Period, times (b) a fraction, the numerator of which is the number of Rate Period Days in the Rate Period therefor beginning on such Business Day and the denominator of which is 365 if such Rate Period consists of 7 Rate Period Days and 360 for all other Rate Periods, times
(c) $25,000 times (d) the sum of (i) the aggregate number of shares of such series placed by BD in such Auction that were (A) the subject of Submitted Bids of Existing Holders submitted by BD and continued to be held as a result of such submission and (B) the subject of Submitted Bids of Potential Holders submitted by BD and purchased as a result of such submission plus (ii) the aggregate number of shares of such series subject to valid Hold Orders (determined in accordance with paragraph (d) of Section 2 of the Auction Procedures) submitted to the Auction Agent by BD plus (iii) the number of shares of Municipal Preferred deemed to be subject to Hold Orders of Existing Holders pursuant to paragraph (c) of Section 2 of the Auction Procedures of such Trust that were acquired by BD for its own account or were acquired by BD for its customers who are Beneficial Owners.

                  For purposes of subclause (d)(iii) of the foregoing paragraph, if any Existing Holder or Beneficial Owner who acquired shares of any series of Municipal Preferred through BD transfers those shares to another Person other than pursuant to an Auction, then the Broker-Dealer for the shares so transferred shall continue to be BD; provided, however, that if the transfer was effected by, or if the transferee is, a Broker-Dealer other than BD, then such Broker-Dealer shall be the Broker-Dealer for such shares.

                  2.9. Settlement.

                  (a) If any Existing Holder or Beneficial Owner with respect to whom BD has submitted a Bid or Sell Order for shares of Municipal Preferred of any series that was accepted in whole or in part fails to instruct its Agent Member to deliver the shares of Municipal Preferred subject to such Bid or Sell Order against payment therefor, BD, if it knows the identity of such Agent Member, shall instruct such Agent Member to deliver such shares against payment therefor and, if such Agent Member fails to comply with such instructions, BD may deliver to the Potential Holder or Potential Beneficial Owner with respect to whom BD submitted a Bid for shares of Municipal Preferred of such series that was accepted in whole or in part a number of shares of Municipal Preferred of such series that is less than the number of shares of Municipal Preferred of such series specified in such Bid to be purchased by such Potential Holder or Potential Beneficial Owner.

                  (b) Neither the Auction Agent nor the Trust shall have any responsibility or liability with respect to the failure of an Existing Holder, Beneficial Owner, Potential Holder or Potential Beneficial Owner or its respective Agent Member to deliver shares of Municipal Preferred of any series or to pay for shares of Municipal Preferred of any series sold or purchased pursuant to the Auction Procedures or otherwise.

                  (c) Notwithstanding any provision of the Auction Procedures or the Settlement Procedures to the contrary, in the event BD is an Existing Holder with respect to shares of a series of Municipal Preferred and the Auction Procedures provide that BD shall be deemed to have submitted a Sell Order in an Auction with respect to such shares if BD fails to submit an Order in that Auction with respect to such shares, BD shall have no liability to any Person for failing to sell such shares pursuant to such a deemed Sell Order if (i) such shares were transferred by the beneficial owner thereof without notification of such transfer in compliance with the Auction Procedures or (ii) BD has indicated to the Auction Agent pursuant to Section 2.2(e) of this Agreement that, according BD's records, BD is not the Existing Holder of such shares.

                  (d) Notwithstanding any provision of the Auction Procedures or the Settlement Procedures to the contrary, in the event an Existing Holder or Beneficial Owner of shares of a series of Municipal Preferred with respect to whom a Broker-Dealer submitted a Bid to the Auction Agent for such shares that was accepted in whole or in part, or submitted or is deemed to have submitted a Sell Order for such shares that was accepted in whole or in part, fails to instruct its Agent Member to deliver such shares against payment therefor, partial deliveries of shares of Municipal Preferred that have been made in respect of Potential Holders' or Potential Beneficial Owners' Submitted Bids for shares of such series that have been accepted in whole or in part shall constitute good delivery to such Potential Holders and Potential Beneficial Owners.

                  (e) Notwithstanding the foregoing terms of this Section, any delivery or non-delivery of shares of Municipal Preferred of any series which represents any departure from the results of an Auction for shares of such series, as determined by the Auction Agent, shall be of no effect for purposes of the registry of Existing Holders maintained by the Auction Agent pursuant to the Auction Agency Agreement unless and until the Auction Agent shall have been notified of such delivery or non-delivery.

                  (f) The Auction Agent shall have no duty or liability with respect to enforcement of this Section 2.9.

         3.       The Auction Agent.

                  3.1. Duties and Responsibilities.

                  (a) Each Auction Agent is acting solely as agent for the Trusts with whom such Auction Agent has entered into Request Letters and owes no fiduciary duties to any other Person, other than such Trusts, by reason of the Agreements to which such Auction Agent is a party.

                  (b) Each Auction Agent undertakes to perform such duties and only such duties as are specifically set forth in the Agreements to which it is a party, and no implied covenants or obligations shall be read into such Agreements against such Auction Agent.

                  (c) In the absence of bad faith or negligence on its part, each Auction Agent shall not be liable for any action taken, suffered, or omitted or for any error of judgment made by it in the performance of its duties under the Agreements to which it is a party. Each Auction Agent shall not be liable for any error of judgment made in good faith unless such Auction Agent shall have been negligent in ascertaining the pertinent facts.

                  3.2. Rights of the Auction Agents.

                  (a) Each Auction Agent may rely and shall be protected in acting or refraining from acting upon any communication authorized hereby and upon any written instruction, notice, request, direction, consent, report, certificate, share certificate or other instrument, paper or document believed in good faith by it to be genuine. Each Auction Agent shall not be liable for acting upon any telephone communication authorized by the Agreements to which it is a party that such Auction Agent believes in good faith to have been given by the appropriate Trust, by the Adviser or by a Broker-Dealer. Each Auction Agent may record telephone communications with the Broker-Dealers.

                  (b) Each Auction Agent may consult with counsel of its choice and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (c) Each Auction Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder.

                  3.3. Auction Agents' Disclaimers.

                  Each Auction Agent makes no representation as to the validity or adequacy of the Agreements to which it is a party, the Auction Agency Agreements to which it is a party or the shares of Municipal Preferred of any series.

         4.  Miscellaneous.

                  4.1.  Termination.

                  Any party to any Agreement may terminate such Agreement at any time on five days' notice to the other parties to such Agreement, provided that the Trust party to such Agreement shall not terminate the Agreement unless at least one Broker-Dealer Agreement would be in effect for each series of Municipal Preferred of such Trust after such termination. Each Agreement shall automatically terminate with respect to any series of Municipal Preferred with respect to which the relevant Auction Agency Agreement has terminated.

                  4.2. Participant in Securities Depository; Payment of Dividends in Same-Day Funds.

                  (a) BD is, and shall remain for the term of the Agreements, a member of, or participant in, the Securities Depository (or an affiliate of such a member or participant).

                  (b) BD represents that it (or if BD does not act as Agent Member, one of its affiliates) shall make all dividend payments on the Municipal Preferred available in same-day funds on each Dividend Payment Date to customers that use BD or affiliate as Agent Member.

                  4.3. Communications.

                  Except for (i) communications authorized to be by telephone by the Agreement of any Trust or the Auction Procedures of such Trust and (ii) communications in connection with Auctions (other than those expressly required to be in writing), all notices, requests and other communications to any party under such Agreement shall be in writing (including telecopy or similar writing) and shall be given to such party, addressed to it, at its address or telecopy number set forth below:

         If to a Trust,             [Name of Trust]
           addressed:               One Financial Center
                                            Boston, MA 02111
                                            Attention: Secretary
                                            Telecopier No.: (617) 345-0919
                                            Telephone No.:  (617) 426-3750

         If to the Adviser,         Colonial Management Associates, Inc.
           addressed:               One Financial Center
                                            Boston, MA 02111
                                            Attention: Secretary


         If to BD, to the address or telecopy number as set forth in the Acceptance Letter.

         If to an Auction Agent, to the address or telecopy number as set forth in the Request Letter, or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the other parties. Each such notice, request or communication shall be effective when delivered at the address specified herein. Communications shall be given on behalf of BD by a BD Officer and on behalf of an Auction Agent by an Authorized Officer of such Auction Agent. BD may record telephone communications with any Auction Agent.

                  4.4. Entire Agreement.

                  Each Agreement contains the entire agreement among the parties thereto relating to the subject matter thereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or implied, among the parties thereto relating to the subject matter thereof. Each Agreement supersedes any prior agreement to which BD was a party in respect of any Trust.

                  4.5. Benefits.

                  Nothing in any Agreement, express or implied, shall give to any person, other than the Trust party to such Agreement, the Adviser, the Auction Agent party to such Agreement and BD and their respective successors and assigns, any benefit or any legal or equitable right, remedy or claim under such Agreement.

                  4.6. Amendment; Waiver.

                  (a) Each Agreement shall not be deemed or construed to be modified, amended, rescinded, canceled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of the party to be charged.

                  (b) Failure of any party to any Agreement to exercise any right or remedy thereunder in the event of a breach thereof by any other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

                  4.7. Successors and Assigns.

                  Each Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and assigns of the Trust party to such Agreement, the Adviser, the Auction Agent party to such Agreement and BD.

                  4.8. Severability.

                  If any clause, provision or section hereof shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any of the remaining clauses, provisions or sections hereof.

                  4.9. GOVERNING LAW.

                  EACH AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  4.10. Declaration of Trust.

                  The Declaration of each Trust is on file with the Secretary of State of the Commonwealth of Massachusetts. Each Agreement to which a Trust that is a Massachusetts business trust is a party has been duly executed on behalf of such Trust by an officer of such Trust acting in such capacity and not individually, and the obligations of such Trust set forth in such Agreement are not binding upon any of such Trust's trustees, officers or shareholders individually, but are binding only upon the assets and property of such Trust.

                                                                       EXHIBIT A


                              SETTLEMENT PROCEDURES

                                                                       EXHIBIT B

                                 [Name of Trust]

              $_______ Municipal Auction Rate Cumulative Preferred
                               Shares, Series ___




          AUCTION DATE:__________


ISSUE:__________________________________    SERIES:_______

THE UNDERSIGNED Broker-Dealer SUBMITS THE FOLLOWING ORDERS ON BEHALF OF THE BIDDER(S) LISTED BELOW:


ORDERS BY EXISTING HOLDERS-                         NUMBER OF SHARES OF MUNICIPAL PREFERRED

EXISTING HOLDER                               HOLD           BID/RATE                  SELL

1.______________________________              ________       _________/________        ________


2.______________________________              ________       _________/________        ________


3.______________________________              ________       _________/________        ________


4.______________________________              ________       _________/________        ________


5.______________________________              ________       _________/________        ________


6.______________________________              ________       _________/________        ________


7.______________________________              ________       _________/________        ________


8.______________________________              ________       _________/________        ________


9.______________________________              ________       _________/________        ________


10._____________________________              ________       _________/________        ________



 ORDERS BY POTENTIAL HOLDERS-                     NUMBER OF SHARES OF MUNICIPAL
                                                  PREFERRED
 POTENTIAL HOLDER
                                                  BID/RATE

 1.______________________________                 _____________/_______


 2.______________________________                 _____________/_______


 3.______________________________                 _____________/_______


 4.______________________________                 _____________/_______


 5.______________________________                 _____________/_______


 6.______________________________                 _____________/_______


 7.______________________________                 _____________/_______


 8.______________________________                 _____________/_______


 9.______________________________                 _____________/_______


 10._____________________________                 _____________/_______


 11._____________________________                 _____________/_______


 12._____________________________                 _____________/_______


 13._____________________________                 _____________/_______


 14._____________________________                 _____________/_______


 15._____________________________                 _____________/_______


NOTES:

1. If one or more Orders covering in the aggregate more than the number of outstanding shares of Municipal Preferred held by any Existing Holder are submitted, such Orders shall be considered valid in the order of priority set forth in the Auction Procedures.

2. A Hold Order or Sell Order may be placed only by an Existing Holder covering a number of shares of Municipal Preferred not greater than the number of shares of Municipal Preferred currently held by such Existing Holder.

3. Potential Holders may make Bids only, each of which must specify a rate. If more than one Bid is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid with the rate specified.

4. Bids may contain no more than three figures to the right of the decimal point (.001 of 1%).

[AUCTION AGENT] AUCTION BID FORM

Submit to:



 NAME OF Broker-Dealer:_______________________________________________
 AUTHORIZED
 SIGNATURE:_________________________________________________________

 TOTAL NUMBER OF ORDERS ON THIS BID FORM:  __________

1

                                                                       EXHIBIT C


                    (To be used only for transfers made to a
                Broker-Dealer other than pursuant to an Auction)



                                 [NAME OF TRUST]

               MUNICIPAL AUCTION RATE CUMULATIVE PREFERRED SHARES,
                                    SERIES __

                                  TRANSFER FORM


We are the Broker-Dealer to whom the Existing Holder or Beneficial Owner named below transferred shares of the above series of Municipal Preferred other than pursuant to an Auction. We hereby notify you that such Existing Holder or Beneficial Owner has transferred ______ shares of the above series of Municipal Preferred to us.


                                   -------------------------------------------
                                            (Name of Existing Holder or
                                               Beneficial Owner )


                                   -------------------------------------------
                                              (Name of Broker-Dealer)



                                     By:
                                        --------------------------------------
                                        Printed Name:
                                        Title:

1


                                                                       EXHIBIT D


               (To be used only for failures to deliver shares of
                Municipal Preferred sold pursuant to an Auction)

                                 [NAME OF TRUST]

               MUNICIPAL AUCTION RATE CUMULATIVE PREFERRED SHARES,
                                    SERIES __

                         NOTICE OF A FAILURE TO DELIVER


Complete either I or II


I. We are a Broker-Dealer for _____ (the "Purchaser"), which purchased _____ shares of the above series of Municipal Preferred in the Auction held on _____ from the seller of such shares.

II. We are a Broker-Dealer for _____ (the "Seller"), which sold _____ shares of the above series of Municipal Preferred in the Auction held on _____ to the purchaser of such shares.


         We hereby notify you that (check one)--

            _____ the Seller failed to deliver such shares of Municipal
                  Preferred to the Purchaser


            _____ the Purchaser failed to make payment to the Seller upon delivery of such shares of Municipal Preferred

                                         Name:
                                              ---------------------------------
                                                   (Name of Broker-Dealer)

                                         By:
                                              ---------------------------------
                                            Printed Name:
                                            Title:

1

                                                                       EXHIBIT E

                    [Form of Broker-Dealer Acceptance Letter]


                      Colonial Management Associates, Inc.


                                                              [Date]


[Broker-Dealer]
[Address]

Ladies and Gentlemen:

                  Reference is made to the Colonial Broker-Dealer Agreement-Basic Terms for Acting as a Broker-Dealer dated ____________, receipt of which is hereby acknowledged by you (the "Basic Terms"). For purposes of this letter ("Acceptance Letter"), (a) "Trust" shall mean any closed-end investment company registered under the Investment Company Act of 1940, as amended, for which Colonial Management Associates, Inc. acts as investment adviser and which is listed on Exhibit A; and (b) the Basic Terms are incorporated herein by reference, you shall be considered a BD for all purposes thereof, [Insert Auction Agent] shall be considered the Auction Agent for all purposes thereof, and each Trust listed on Exhibit A hereto shall be considered a Trust for all purposes thereof.

                  We hereby request that you act as a Broker-Dealer for the Municipal Auction Rate Cumulative Preferred Shares ("Municipal Preferred") of each series of each Trust that executes a letter, substantially in the form attached hereto as Exhibit B, appointing you as a Broker-Dealer ("Request Letter"). You hereby (a) accept such appointment as a Broker-Dealer for each series of Municipal Preferred of each Trust identified in a Request Letter and
(b) agree to act as BD in accordance with the Basic Terms; provided, however, that:

                  (1) for purposes of the Basic Terms, your address, telecopy number and telephone number for communications pursuant to the Basic Terms shall be as follows:


                      -----------------------------------

                      -----------------------------------

                      -----------------------------------

                      -----------------------------------

  2
                                                                               2

and the address, telecopy number and telephone number of the Auction Agent for communications pursuant to the Basic Terms shall be as follows:

                      -----------------------------------

                      -----------------------------------

                      -----------------------------------

                      -----------------------------------

                  You hereby acknowledge that, notwithstanding any provision of the Basic Terms to the contrary, the Trust may (a) upon five business days' notice to the Auction Agent and you, amend, alter or repeal any of the provisions contained in the Basic Terms, it being understood and agreed that you shall be deemed to have accepted any such amendment, alteration or repeal if, after the expiration of such five business day period, you submit an Order to the Auction Agent in respect of the shares of Municipal Preferred of the Trust or Trusts to which such amendment, alteration or repeal relates, and (b) upon two business days' notice to the Auction Agent and you, exclude you from participating as a Broker-Dealer in any particular Auction for any particular series of Municipal Preferred.

                  This Acceptance Letter shall be deemed to form part of the Basic Terms.

                  Capitalized terms not defined in this Acceptance Letter shall have the meanings ascribed to them in the Basic Terms, as the case may be.

     3                                                                        3

                  If the foregoing terms are acceptable to you, please so indicate in the space provided below. This Acceptance Letter may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

                                        COLONIAL MANAGEMENT ASSOCIATES, INC.


                                        By:  __________________________
                                              Name:  [              ]
                                              Title:  [             ]



Accepted by and Agreed to as of the date first written above:


[Broker-Dealer]

By:  _______________________
      Name:
      Title:

                         EXHIBIT A TO ACCEPTANCE LETTER

         1



                         EXHIBIT B TO ACCEPTANCE LETTER

                            [Form of Request Letter]

                              [Name(s) of Trust(s)]


                                     [Date]


Ladies and Gentlemen:

                  Reference is made to (a) the Colonial Broker-Dealer Agreement -- Basic Terms for Acting as a Broker-Dealer dated ____________, receipt of which is hereby acknowledged by you (the "Broker-Dealer Basic Terms") and (b) the Colonial Auction Agency Agreement -- Basic Terms for Acting as Auction Agent dated ___________, receipt of which is hereby acknowledged by you (the "Auction Agency Basic Terms"). For purposes of this letter ("Request Letter"), (a) "Trust" shall mean each undersigned closed-end investment company registered under the Investment Company Act of 1940, as amended, for which Colonial Management Associates, Inc. acts as investment adviser; (b) the Broker-Dealer Basic Terms are incorporated herein by reference, each Broker-Dealer listed on Exhibit A hereto shall be considered BD for all purposes thereof, [insert Auction Agent] shall be considered the Auction Agent for all purposes thereof, and each Trust shall be considered a Trust for all purposes thereof; and (c) the Auction Agency Basic Terms are incorporated herein by reference, [insert Auction Agent] shall be considered the Auction Agent for all purposes thereof, and each Trust shall be considered a Trust for all purposes thereof.

                  Each Trust hereby appoints the Broker-Dealers listed on Exhibit A hereto as Broker-Dealers for each series of Municipal Auction Rate Cumulative Preferred Shares "Municipal Preferred") of such Trust. Each such Broker-Dealer will act as a BD in respect of each such series in accordance with the Broker-Dealer Basic Terms; provided, however, that for purposes of the Broker-Dealer Basic Terms, [insert Auction Agent]'s address, telecopy number and telephone number for communications pursuant to the Broker-Dealer Basic Terms shall be as follows:

                      -----------------------------------

                      -----------------------------------

                      -----------------------------------

                      -----------------------------------

     2

                  [Insert Auction Agent] agrees to act as Auction Agent with respect to shares of each series of Municipal Preferred of each Trust in accordance with the Auction Agency Basic Terms.


                  This Request Letter shall be deemed to form part of the Auction Agency Basic Terms.

                  Capitalized terms not defined in this Request Letter shall have the meanings ascribed to them in the Broker-Dealer Basic Terms or Auction Agency Basic Terms, as the case may be.

                  If the foregoing terms are acceptable to you, please so indicate in the space provided below. This Request Letter may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.


                                         [NAME(S) OF TRUST(S)]



                                          By:
                                             ----------------------------------
                                              Name:
                                              Title:


Accepted and Agreed to as of
the date first written above:

COLONIAL MANAGEMENT                 [NAME OF AUCTION AGENT]
ASSOCIATES, INC.


By:                                  By:
   ----------------------------         -----------------------------
     Name:                               Name:
     Title:                              Title:



cc:  Broker-Dealers listed on Exhibit A

         3


                           EXHIBIT A TO REQUEST LETTER

                            [LIST OF BROKER-DEALERS]